SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                FORM 8-K-12(g)3/A

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




Date of Report: November 15, 2000



                          INTERSPACE ENTERPRISES, INC.
                                 --------------
              (New name of registrant as specified in its charter)
(successor registrant under Sec. 12(g)3 of the Securities Exchange Act of 1934)


                            Marathon Marketing Corp.
                              --------------------
                     (Prior name of corporation pre-merger)


Colorado                       0-28465                 84-1283938
----------------              -------------            ------------
(State or other               (Commission              (IRS Employer
jurisdiction of               File Number)             Identification No.
incorporation                                          pre-merger)
pre-merger)

Colorado                       0-28465                 84-1283938
-----------------             -------------            ------------------
(State or other               (Commission              (IRS Employer
jurisdiction of               File Number)             Identification No.
incorporation                                          post-merger)
post-merger)


               7825 Fay Avenue, #200, La Jolla, California 92037
           ----------------------------------------------------------
                                  (NEW ADDRESS)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (858)456-3539




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ITEM 1.    CHANGES IN CONTROL OF REGISTRANT

The Company is a successor registrant pursuant to Section 12(g) 3 of the Securities Exchange Act of 1934, by virtue of a statutory merger of the Parent, InterSpace Enterprises, Inc., a Delaware corporation, and its wholly owned subsidiary, Marathon Marketing Corp., a Colorado corporation, with Marathon Marketing Corp. being the survivor, but changing its name to InterSpace Enterprises, Inc. There was no change to the issued and outstanding shares of InterSpace Enterprises, Inc., and all shares of Marathon Marketing Corp. were retired by virtue of the merger.

On April 17, 2000, InterSpace Enterprises, Inc. completed a Share Exchange Agreement with shareholders of Marathon Marketing Corp. in which InterSpace Enterprises, Inc., a Delaware corporation, acquired all 672,000 shares outstanding of the Registrant for the purposes of accomplishing a Merger of Marathon Marketing Corp. and InterSpace Enterprises, Inc. The Merger was subsequently completed.

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

               None.

ITEM 3.    BANKRUPTCY OR RECEIVERSHIP

               None.

ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

               None.

ITEM 5.    OTHER EVENTS

InterSpace  Enterprises,   Inc.  is  the  developer,   owner,  and  operator  of
PlanetLotto.com, a sweepstakes that utilizes the internet to conduct an international lottery. The Company's business model combines secure online wagering as a distribution vehicle with a web cast of the weekly drawing and a simultaneous television game show broadcast in the largest international markets to create the world's first international lottery gaming brand with global consumer recognition.

Worldwide lottery revenues exceeded $124 billion in 1998 according to industry journal, Lottery Insider. Lottery sales outside of the United States and Canada exceeded $80 Billion last year and there is continued overall growth in the popularity of lottery gaming throughout the world. People on every populated continent buy lottery tickets and worldwide sales have grown for over 10 years.

The lottery market throughout the world is fragmented due to the physical limitations imposed by the traditional lottery system that limits ticket sales to brick-and-mortar outlets within the state or nation hosting the lottery. With the unprecedented shift toward global connectivity via the Internet, the logistical limitations to the development of an international lottery have been overcome. The online security, multiple language, and secure transaction technologies required to conduct a global Internet based lottery are fully developed and widely utilized to conduct millions of online transactions each day.

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Games of chance have proven to be readily  adaptable  to the online  environment and highly popular with consumers. According to a study conducted by Bear Stearns, the number of e-gaming sights has risen to more than 650 and continues to grow. The study listed online gaming industry revenues of $1.2 billion in 1999 and projected potential growth of over $3 billion by 2002. Sweepstakes have proven to be the most popular games of chance online with lotto sites among the most visited of all sites on the internet. Industry analysis by PC Data Online listed freelotto.com as the 23rd most popular site on the internet in February 2000 with iwon.com at 25th, iwin.com at 41st, and luckysurf.com at 50th.

InterSpace Enterprises, Inc. intends to exploit online gaming by seeking a form of global lottery partnership with foreign governments and major corporate sponsors that will revolutionize the way people around the world purchase lottery tickets and follow the results of their lottery wagering. By combining the ease of internet access and secure online e-commerce technology, the Company allows players in the world's largest markets to purchase tickets in the PlanetLotto global lottery, get information on upcoming PlanetLottoShow television programs and follow the live draw of lottery numbers through streamed video content on the PlanetLotto.com website. As a global lottery, PlanetLotto.com will hold a weekly drawing of a minimum of $10 million to as high as $1 billion, based on ticket sales. Tickets will be purchased employing the most secure technologies available at a cost of $2 (US).


FUNDING REQUIREMENTS

The Company is currently seeking the funding needed to develop and implement PlanetLotto.com into the company's target markets throughout Asia, the Middle East, and Europe. The requested investment will be used largely for advertising, marketing, equipment, software, and to increase the sales and support staff as needed. The Company will also utilize a small portion of the proceeds for salaries and provide adequate operating capital.


DESIGNED PROGRAMS

The Host Nation Program is designed to encourage national governments to officially sanction PlanetLotto gaming through a multi-year lottery license program. In return, the host nation shall receive 10% of the lottery sales revenue generated within the country for the life of the lottery license administered through the independent auditor program. Additionally, a government will receive a portion of the lottery winnings through taxation and a through the Global Alliance Network when someone within the country wins a jackpot.

The Global Alliance Network is designed to allow sanctioning governments to share in the benefits of a floating jackpot. When an individual within a participating country wins the current jackpot, 5% is allocated to the government of the country in which the individual resides. Additionally, 4% of the jackpot will be distributed to a government-sponsored charity and 1% will be allocated to the public school system of the country, for a total of 10% to the Global Alliance Network. A significant projected benefit to the Company of the Global Alliance Network is increased participation from the member nations.

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Management intends to continue to obtain additional  licenses and/or permits for
the  PlanetLotto   lottery  from  as  many   jurisdictions  as  is  commercially
reasonable. In keeping with the good corporate image that the Company intends to project, the Company will initially focus its lottery operations on the international markets where online gaming is allowed, and will make every effort to comply with applicable laws and regulations. The Company also will post appropriate notices and install checks and procedures on its web site designed to prevent bets from being accepted from within any jurisdiction that expressly prohibit lotteries. Additionally, the company will prohibit lottery ticket sales to residents in the United States and Canada, until a relationship can be forged between the company and these jurisdictions or until the current regulatory issues are otherwise favorably resolved.

PlanetLotto,  Inc.  It is  anticipated  that  the  lottery  operations  will  be conducted in a separate foreign corporation, to be named PlanetLotto, Inc. The company has retained legal counsel to review the respective gaming and tax laws and the internet infrastructure of various jurisdictions throughout the world to determine the most advantageous domicile for PlanetLotto, Inc. The Company has also requested that its counsel analyze and determine the most advantageous tax structure for the relationship between the company and PlanetLotto, Inc. in an effort to legitimately reduce its tax burden. It is anticipated that PlanetLotto, Inc. will be formed as a wholly owned subsidiary of the Company.

The Company is currently developing the PlanetLottoShow.com web site. The production and exclusive distribution of the PlanetLottoShow.com, the very first international weekly online game show, enhances interest in and excitement about the Company's global lottery and other gaming products. The online game show will be simultaneously broadcast in targeted television markets throughout the world. Although these game shows will vary in content to reflect the taste of each market, each game show will be contestant driven, with games that reflect the local market and culture. A key marketing element of the game shows is the placement of winners into an international pool of game show winners, one from each of the respective markets. Contestant winners will be randomly selected to compete in the annual PlanetLotto Playoffs broadcast, for a grand prize worth millions of dollars. Management believes the prospect of winning millions of dollars in our annual prize will drive viewership to each of the game shows on a weekly basis. The Company is currently negotiating for the production and distribution of the PlanetLottoShow. The Company has retained counsel to represent the Company in the negotiations for the production and distribution of the Show and is also in the process of retaining the services of a scriptwriter to produce a test pilot for the program.

The   Company   is   currently   in  the   development   stage   regarding   the
PlanetLottoShow.com web site. The PlanetLottoShow.com web site is designed to compliment and interface with the Company's international game shows. The game shows drive viewers to the web site for free registration to become a contestant on the show and informs viewers of the overall opportunity of becoming a multi-millionaire in the annual show simply by registering to become a contestant in their local area. The web site also generates interest in other regional shows through short video clips. These clips are intended to induce viewers to crossover and sign up to become a contestant on shows outside of their geographical regions, to promote diversity and provide further interest in the PlanetLotto brand and all related products. Management believes that the creation of these game shows, combined with the traffic generated by viewers intending to register to become contestants, will build the foundation for the web site and make PlanetLottoShow.com one of the most visited sites on the internet. These game shows will direct potential contestants to the Company's PlanetLottoShow.com web site, where they can register to become a contestant on any one of the televised worldwide PlanetLotto shows. The contestant selection process will be determined by a "lottery style" random selection and the lucky contestant will be informed of their selection via e-mail. By driving worldwide television viewership to a web site, the Company will create additional global appeal and greatly reinforce branding of their game show concept.

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


PlanetLotto Branded Merchandise. The Company will offer a wide variety of branded products including apparel, personal items, and sports and recreational equipment through its web sites, its television programming, and through its international marketing alliances.

Interspace Enterprises, Inc. intends to become a leading Global Internet Lottery by developing the PlanetLotto product line, which will consist of three main elements:

*    PlanetLotto.com, a global Internet lottery website
*    PlanetLottoShow, an internationally televised game show
* PlanetLottoShow.com, a website that is intensely interactive with the TV game show

To date, no current lottery company has combined these elements into its marketing strategy to promote ticket sales and attract new lottery players and website visitors. Through the creation of a global internet lottery, InterSpace Enterprises believes that it can develop this specialized, narrow lottery market into a massive internet lottery web site that rivals even the largest of sites in terms of internet traffic. InterSpace Enterprises' strategy is predicated upon utilizing the internet in addition to the customer base of many of the world's current regional and national lotteries to create the largest jackpot payouts in history.

SECURITY and TECHNOLOGY

The Company will successfully address several security and technology issues specific to lottery gaming in order to insure a high level of public confidence in PlanetLotto.com:

* Secure l28bit (SSL) encryption technology prevents fraudulent activities such as lottery ticket duplication,

* Password systems control access to different levels of the website for participants, game competitors, vendors and advertisers,

*    Real-time interactivity with the PlanetLotto game show television program,

*    Webcasting functionality for real time broadcasting on television,

* The technology to track each participant in order to pay the proper "click-through" advertising partner or other partners,

* All draws will be filmed and broadcast over the internet and any vital part of the process will be monitored with live cameras accessible by anyone who chooses to view it through the website,

* Hosting and back-end data base management will be off-loaded to a major telecommunications company focused on international data transmission.

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Management  believes the foundation of a successful  lottery is the integrity of the entire lottery operation, a key element of which is its auditing system. The Company will retain the services of an international accounting firm to provide these auditing services. The auditors' responsibilities will include independent audits of all of the Company's lottery machinery, lottery security and direct observance of all of the Company's live draws. In addition, the auditors will directly oversee the jackpot allocation funds, including all of the direct, escrow and trust accounts of the Company, the jackpot winners, the charities, the host nation and the Global Alliance. Random audits of all of these operations will be performed on a continual basis to ensure the transparency of all of the Company's lottery operations. The Company intends to utilize today's current lottery methodologies to ensure draw security on a weekly basis. On the evening of the PlanetLotto draw, through a random drawing of capsules, two independent auditors and two lottery security staff will determine which machine and ball set to use and which set will be the alternate. The selected ball set will then be loaded on the draw machine by security personnel and one of the independent auditors. One auditor and at least one security staff person will have the ball sets in view at all times. Pre-tests will also be conducted.

Security cameras will then record the pre-tests results, and the security staff and independent auditors will review the results of the pre-test. If any one number is drawn more than a certain specified number of times, additional testing will take place or the ball set will be rejected prior to the actual draw. The balls will then be reloaded after the final test to prepare for the live PlanetLotto show. The jackpot pool closure will occur two hours before the live draw, at which time no more wagers will be allowed for that night's draw. The Company's security staff will carefully verify that the Internet pool has closed prior to performing the live draw.

The Company will go to great lengths to ensure the randomness of the PlanetLotto draws and eliminate any possibility of a breach of security that could jeopardize the integrity of the Company. Management will maintain two separate draw machines and four sets of balls. One machine, one primary ball set and one alternative ball set will be randomly selected prior to each PlanetLotto draw. All draw-related activities will be recorded on both video and audiotape. An independent statistician will review all results of pre-test draws and actual draws to further ensure ongoing randomness. The statistician and the Company's internal audit office will keep track of draw results to ensure that no number is drawn more often than it should be. An independent auditor will monitor all draw activities to make absolutely sure that all procedures approved by the Company are followed. Any breach of procedure will be reported to the director of security. At least once a month, each solid rubber ball in all four sets will be weighed and measured down to 1/1000 of a gram to ensure consistency in weight and measures. When not in use, the lottery draw equipment will be locked and sealed in a room which will be monitored by video surveillance equipment, motion detectors and door alarms 24 hours a day. Access to the draw room will also require two keys, one of which will be in the possession of the independent auditor.


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TARGET MARKET

The Company has analyzed and refined the traditional lottery system to create an internet model that overcomes the limitations of its offline competitors. Through an international marketing campaign, the Company feels it can bring the vision of a truly global internet lottery to reality. The focus within the Company's marketing department will be in positioning the Company as the leader of lottery based gaming by continuing to affiliate and co-market with established Fortune 100 Corporations. The PlanetLotto Marketing plan incorporates a three-tiered rollout, with separate marketing campaigns specific to each market.

Phase I: Latin America
1998 Lottery Sales - $4.1 Billion

The Company's marketing methods within Latin America will be a mix of an aggressive radio campaign, utilizing the top radio Disk Jockeys as "spokespersons" for the lottery, and an aggressive billboard campaign targeting the top cities within Latin America. PlanetLotto intends to develop strategic alliances with cyber cafes, a primary source of internet access in Latin America. A coordinated event sponsorship campaign specifically geared toward soccer and tailored to regional and national leagues will complete the first phase of marketing.

Phase II:  Asia/Middle East/ Australia & N.Z -
1998 Lottery Sales - $16  Billion

An Internet and Radio campaign will be utilized for the second phase of the marketing campaign. The banners will utilize a variety of styles and slogans to generate sufficient click through rates. Additional search engine optimization, and strategic linking will also effectively generate significant traffic to the PlanetLotto site. The radio campaign will include a consistent format, utilizing the top radio Disk Jockeys as "spokespersons" for the lottery. A coordinated event sponsorship campaign, specifically geared toward soccer and tailored to regional and national leagues, will complete the second phase of marketing.

Phase III: Europe - 1998 Lottery Sales -
$61.6 Billion

An Internet exclusive campaign will be utilized for the final phase of the marketing campaign. The banners will utilize a variety of styles and slogans to generate sufficient click through rates. Additional search engine optimization, and strategic linking will also effectively generate significant traffic to the PlanetLotto site.

MEDIA STRATEGIES

Through the advertising their jackpots, lotteries enjoy a competitive advantage that separates them from virtually every other industry. A study by the North American Association of State and Provincial Lotteries (NASPL) in 1996, reported that North American lotteries spent $400 million ($US) on advertising and received $34 billion in sales, or $85.00 in sales revenue for every dollar invested in advertising. Advertising expenditures accounted for 117 percent of their total revenue. By contrast beverage manufacturers spend 7.6 percent of their revenue, cosmetics companies 8.8 percent of their revenue, and candy makers 12.7 of their revenue. Lotteries enjoy a higher return on each advertising dollar than any other industry.

SALES STRATEGIES

The Company plans to hire sales staff for the generation of advertising and sponsorship revenue derived from the television game show and websites when the sites are operational in third quarter 2000.

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COMPETITION

The Company believes that its positioning as a worldwide lottery with the potential for massive jackpots and its unique multi-media format will focus attention and give PlanetLotto.com competitive advantage in the marketplace. The market exclusivity enjoyed by traditional lotteries has created an industry wide complacency that management believes provides the opportunity for the Company to penetrate each market and compete directly with the traditional lottery structure. Management believes that the Company's business model has advantages that of both traditional lotteries and its internet based competitors in its features, marketing, production and performance, however, its model is unproven.

COMPETITORS

Online Lotteries

Plus Lotto.com: www.PlusLotto.com
Weekly online lottery based in Liechtenstein
Guaranteed Jackpot - $1,350,000 (US)
Ticket Price: $1.35(US)
1998 FY Sales: $50 Million
Revenue model: Lottery sales, advertising, sponsorship.
In operation since 1995, Plus lotto produced the first online millionaire.
The website is limited an ineffectively marketed. The company has not captured a significant market share.

Millions2000.com: www.millions2000.com
Location:  Content: Annual online lottery based in Liechtenstein
Guaranteed annual Jackpot
Ticket Price: $100 (US) per block ticket purchase
Revenue model: Lottery sales, advertising, sponsorship.
In operation since 1998, Millions2OOO lottery has had difficulty in capturing market share due to poor marketing and overpricing of their lottery tickets.

"Free Lottery" business models
The free lottery concept is based upon a pure advertising revenue model. Players can play in the lottery at no cost, but must first visit the sponsors of the site in order to be eligible to play. Although this model is not a direct competitor of PlanetLotto, it illustrates the power of the lottery phenomenon and the ability to generate revenues with the promise of large cash prizes.

IWon: www.iwon.com
LOCATION:  Irvington, NY
Daily $10,000 sweepstakes and monthly $1 million Sweepstakes.
Revenue model: Advertising, sponsorship, e-commerce.

LuckySurf.com:  www.luckysurf.com
Location; South San Francisco, CA
$1 million sweepstakes
Revenue model: Advertising: Sells click-thru's rather than impressions. Averages purchase conversion rates of 13 percent, and 95 percent retention of initial advertisers.

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TreeLoot: www.treeloot.com
Location:  Overland Park, KS
Simple "clicking" game with instant cash prizes of up to $25,000
Revenue model: Advertising: Sells impressions and targeted impressions. Profiles approximately 6 million users per year

Uproar: www.uproar.com
Location: New York
Dozens of high quality, multiplayer, quiz-oriented games.
Revenue model: Advertising, licensing properties to other companies to create co-branded games such as Lycos Trivia 2000.
3.6 million  registered users across all its properties.

Webstakes.com: www.webstakes.com
Location: New York
Weekly sweepstakes for prizes such as microwave ovens, high-definition TV, and cash prizes up to $100,000.
Revenue model: Advertising, sponsorship, syndication, licensing, consulting.
2 million registered users


ITEM 6.    RESIGNATION AND APPOINTMENT OF OFFICERS AND DIRECTORS

Directors from InterSpace Enterprises, Inc. now form the Board after the Merger of companies. The business experience of the Directors is disclosed herein.

DANIEL P. MURPHY,  PRESIDENT/CHIEF EXECUTIVE OFFICER,  CHAIRMAN.

Mr. Murphy is a co-founder, President/Chief Executive Officer, and Chairman of the Board of the Company. His primary responsibility is to develop and maintain the Company vision, oversee all areas and Company departments, approve all financial obligations, seek business opportunities and strategic alliances with other organizations, and plan, develop and establish policies and objectives of business organization in accordance with board directives and Company charter. Mr. Murphy, educated at the University of California, San Diego (UCSD) in the field of Urban Studies and Planning, has an entrepreneurial background in marketing, sales and business development arising through his tenure as the Principal of a wholesale belt manufacturing company from 1990 to 1992. Mr. Murphy was in charge of all aspects of business operations including advertising, marketing, administration, sales, manufacturing and design. Mr. Murphy also has experience in operations management.

ALEJANDRO  TRUJILLO,  CHIEF  TECHNOLOGY  OFFICER,  DIRECTOR.

As a co-founder, Director and Chief Technology Officer of the Company, Mr. Trujillo's primary responsibility is to plan and implement the technical development of the company. Mr. Trujillo, educated at the University of California, San Diego (UCSD) in the field of Cognitive Science, has an extensive background within the programming and Internet industry. During his tenure as the Vice President of Production of an emerging multimedia corporation, Mr. Trujillo handled all aspects of his division, including project management, coordinator, and operations management.

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ANDREW PATIENT,  CHIEF FINANCIAL  OFFICER AND SECRETARY.

As the Chief Financial Officer and Secretary, Mr. Patient's primary responsibility is to direct and coordinate financial programs to provide for new or continuing operations in order to maximize return on investments. Mr. Patient is a Certified Public Accountant and Canadian Chartered Accountant. His experience includes seven years of public accounting experience in both the U.S. and Canada working with clients from small owner-operated businesses to large multi-national public companies. Mr. Patient has spent the last two and a half years serving as Chief Financial Officer of a publicly-traded multimedia company where he was an integral part of structuring and preparing private placement offerings, raising capital and taking the Company public. Mr. Patient has in-depth experience with investor relations and shareholder communications as well as a strong background in all financial aspects of business, including budgeting, projections, cash flow management, financing alternatives, internal controls and financial reporting.

MAURICIO TELLEZ, SENIOR VICE PRESIDENT, GLOBAL ALLIANCES

Mr. Tellez's primary responsibility is to seek business opportunities and strategic alliances with other national governments and organizations. Mr. Tellez received a Bachelor of Science in Political Science/International Relations from University of California, Los Angeles (UCLA). Mr. Tellez has held several increasingly senior sales positions in the field of developing strategic alliances, channel management and international sales. Over the years he has held area sales and management positions in Pitney-Bowes Corporation, a Fortune 100 Company and Rentas y Ventas de Tijuana S.A. de C.V. More recently he held the position of Regional Director for Latin America for Datron World Communications. This position has solidified his expertise in managing and promoting the intricacies of international sales and overseeing the regional channel management network. Mr. Tellez was instrumental in negotiating and obtaining the Company's lottery license.

DOUGLAS ABBOTT, SENIOR VICE PRESIDENT; BUSINESS DEVELOPMENT

Mr. Abbott's primary responsibility is to develop strategic alliances and secure corporate sponsorships for the game show and the PlanetLotto websites. Doug Abbott graduated from San Diego State University in 1983 with a Bachelor of Arts in Applied Arts and Sciences in Advertising. Mr. Abbott joined the Company in September 1998 as Executive Producer in charge of television programming. He moved to his current position, Senior Vice President of Programming in February 1999. Mr. Abbott has an extensive background in the entertainment industry, including more than twelve years in numerous supervisory positions in advertising agencies, and film and video production.

BRETT  COHEN,  SENIOR VICE  PRESIDENT;  PUBLIC  RELATIONS.

Ms. Cohen's primary responsibility is to build and maintain positive global awareness for the company through the public relations department. Ms. Cohen has extensive public relations experience through the conception, design, development and management of global special events for Presidents and CEOs through her association with the Young Presidents' Organization. Regions of responsibility included Eastern and Western Europe, Africa, South America, the Middle East and the United States where she lead on-site management and public relation operations in 22 countries. Ms. Cohen served as project liaison to internal teams, corporate sponsors and speakers including industry experts, CEOs and Heads of State. She was previously the head of marketing and public relations for Southern Methodist University and has a ten-year background in public relations, marketing and journalism. Ms. Cohen holds a Bachelors degree from Columbia University.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIALS, & EXHIBITS

          Financial Statements - FYE December 31, 1999 (audited)
                                 Consolidated Financial Statements as
                                   of March 31, 2000 (unaudited)
          Exhibits -           10.1 Agreement and Plan of Merger
                               10.2 Certificate of Merger
                               10.3 Articles of Correction-Statement of Merger
                               10.4 Certificate of Ownership and Merger

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  November 15, 2000                          InterSpace Enterprises, Inc.



                                                  By:/s/Daniel P. Murphy
                                                  ---------------------------
                                                  President

                          INTERSPACE ENTERPRISES, INC.

                              Financial Statements
                      For the year ended December 31,1999


                                  Prepared By

                                 SIEGEL o SMITH

                          Certified Public Accountants
                              & Financial Advisors

                         INTERSPACE ENTERPRISES, INC.
                              Financial Statements

                                C O N T E N T S

December 31, 1999

     Independent  Auditors' Report . . . . . . . . . . . . . . . . . . .F-1

     Consolidated Balance Sheet as of December 31, 1999  . . . . . . .  F-2

     Consolidated Statement of Operations For The Years Ended
         December  31, 1999          . . . . . . . . . . . .  . . . .   F-3

     Consolidated Statement of Stockholders' Equity For The Years Ended
         December  31, 1999          . . . . . . . . . . . .            F-4

     Consolidated Statement of Cash Flows For The Years Ended
         December  31, 1999          . . . . . . . . . . . . . . .      F-5

     Notes to the Consolidated Financial Statements . .. . .            F-6-F-10


Consolidated Financial Statements (Unaudited)
For the Three Months Ended March 31, 2000                               F-11

     Balance Sheet . . . . . . . . . . . . . . .                        F-12

     Statement of Operations . . . . . . . . . . . .                    F-13

     Statement of Changes in Stockholders' Equity . . . . .             F-14


All schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

SIEGEL * SMITH

Certified Public Accountants                                  Financial Advisors
                                              2120 Jimmy Durante Blvd. Suite 107
Member American Institute of                           Del Mar, California 92014
Certified Public Accountants                              Telephone 858-792-8606
                                                          Facsimile 858-792-8608

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors and Stockholders
InterSpace Enterprises, Inc.
7825 Fay Avenue, Suite 200
La Jolla, CA 92037

We have audited the accompanying balance sheet of InterSpace Enterprises, Inc., (A development stage company) as of December 31, 1999, and the related statements of operations, stockholders* equity, and cash flows year ended and from June 30, 1998, date of inception, through December31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of InterSpace Enterprises, Inc. as of December 31, 1999, and the results of its operations and its cash flows for the year then ended and from June 30 1998, date of inception, through December 31, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note K to the financial statements, the Company has suffered recurring losses from operations and has a net working capital deficiency that raises substantial doubt about its ability to continue as a going concern. Managements plans in regard to these matters are also described in Note K. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Siegel * Smith
Siegel * Smith
Del Mar, California
May 22, 2000

                          INTERSPACE ENTERPRISES, INC.
                         (A Development Stage Company)
                                 Balance Sheets
                               December 31, 1999


ASSETS

Current Assets
     Cash                                                   $  10,223
                                                            ---------
     Total current assets                                      10,223

Fixed Assets
     Computer and office equipment                              9,299
     Accumulated depreciation                                  (1,968)
                                                            ---------
     Total fixed assets                                         7,331
                                                            ---------
     Total Assets                                           $  17,554

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
     Accounts payable                                       $ 147,737
     Accrued payroll liabilities                              110,527
     Accrued liabilities                                          800
     Current portion long term liabilities                        719
                                                            ---------
     Total current liabilities                                259,783

Long Term Liablities                                           2,227

Stockholders' Equity
     Common stock                                              40,002
     Accounts receivable subscribed                            (5,000)
     Additional paid in capital                               402,438
     Accumulated deficit - during development stage          (681,896)
                                                            ----------
     Total stockholders' equity                              (244,456)
                                                            ----------
     Total liabilities and Stockholders' Equity             $  17,554


                 See Accompanying Notes to Financial Statements

                          INTERSPACE ENTERPRISES, INC.
                         (A Development Stage Company)
                            Statement of Operations
       Year Ended December 31, 1999 and the Period June 30, 1998, Date of
                        Inception, to December 31, 1999

                                                               From Inception
                                             Year Ended        June 30, 1998
                                             December 31,         Through
                                             1999              December 31, 1999
                                             ------------        --------------
Revenues
     Sales                                   $         -              $
                                             ------------        --------------
     Total Revenue                                     -

Research and Development                                               5,059

Administrative and Selling Expenses
     License fees                                 31,990              40,000
     Consulting                                   70,100              73,575
     Depreciation and amortization                 1,660               1,968
     Legal and professional                      141,061             151,316
     Marketing and promotion                      85,163              85,163
     Office expense                               31,076              35,124
     Other administrative expenses                44,518              47,538
     Rent                                          3,651               5,046
     Salaries                                    203,199             235,507
                                             ------------        -------------
     Total                                       612,418             675,237
                                             ------------        -------------
     Net loss before tax                        (612,418)           (680,296)

Income Taxes
     State income tax                                800               1,600
                                             ------------        -------------
     Net loss                                $  (613,218)          $(681,896)
                                             ============        =============

                 See Accompanying Notes to Financial Statements


                                                    INTERSPACE ENTERPRISES, INC.
                                                   (A Development Stage Company)
                                            Statement of Changes in Stockholders' Equity
                                    From June 30, 1998, Date of Inception, to December 31, 1999

------------------------------------------------------------------------------------------------------------------------------------
                                     Preferred Stock                 Common Stock        Add.Paid  Accts Rec   Accumulated
Date            Description         Shares         Dollars        Shares         Dollars   in     Subscribed     Deficit   Total
                                                                                         Capital
------------------------------------------------------------------------------------------------------------------------------------
                Beginning           -                   -              -              -    -                        -         -
                Balance

June 30, 1998   Shares issued                                     3,475,000      $3,475                                      $3,475
                to founders

Nov 24, 1998    Shares issued                                       120,000      $  120    $59,880                          $60,000
                for cash

Nov 24, 1998    Shares issued                                         5,000      $    5    $ 2,495                          $ 2,500
                for services

Nov 24, 1998    Land contract        2,500,000     $2,359,700                                                  $(68,678)   $(68,678)

Dec 31, 1998    Net loss
------------------------------------------------------------------------------------------------------------------------------------
Balance December 31, 1998            2,500,000     $2,359,700     3,600,000      $3,600    $ 62,375            $(68,678) $2,356,997
====================================================================================================================================
Shares issued for cash                                                  183,200      $  183    $220,307  $(5,000)          $215,490

Shares issued for service                                               242,000         242    $155,758                    $156,000

Nov 2, 1999     Land Rescission     (2,500,000)    (2,359,700)      (25,000)        (25)                                $(2,359,725)

Nov 18, 1999    Reincorporating                                                 $36,002    $(36,002)                            $ -

Dec 31, 1998    Net loss                                                                                          (613,218)(613,218)
------------------------------------------------------------------------------------------------------------------------------------
Balance December 31, 1999                        0     $    -         4,000,200    $ 40,002    $402,438  $(5,000) (681,896)(244,456)
====================================================================================================================================

                                           See Accompanying Notes to Financial Statements

                                                                F-4

                                   INTERSPACE ENTERPRISES, INC.
                                   (A Development Stage Company)
                                     Statement of Cash Flows
                               For the Year Ended December 31, 1999 and
                    From June 30, 1998, Date of Inception, Through December 31, 1999
                                                                                     From Inception
                                                                 Year Ended          June 30, 1998
                                                                 December 31,        To December 31
                                                                 1999                1999
                                                            ------------------       ----------------
Cash Flows from Operating Activities
     Net loss                                                    $(613,218)          $(681,896)

     Adjustments to reconcile net income to net cash
     provided by operating activities:
          Depreciation                                               1,660               1,968
          Stock for services                                       158,475             161,950
          Changes in:
          Accounts receivable                                        3,000               3,000
          Accounts payable                                         147,737             147,737
          Accrued payroll liabilities                               91,684             110,527
          State tax payable                                            800                 800
--------------------------------------------------------------------------------------------------
Net Cash Used in Operating Activities                             (209,862)           (255,914)

Cash Flows from Investing Activities
          Purchase of computer equipment                            (5,815)             (6,353)
          Notes receivable                                                              (3,000)
---------------------------------------------------------------------------------------------------
Net Cash Used by Investing Activities                               (5,815)             (9,353)

Cash Flows from Financing Activities
          Notes payable                                                                  9,200
          Sale of common stock                                     212,990             275,490
          Repayment of notes                                        (9,200)             (9,200)
---------------------------------------------------------------------------------------------------
Net Cash Provided by Financing Activities                          203,790             275,490

          Net Increase in Cash                                     (11,887)             10,223

     Cash, beginning of the year                                    22,110                   0
----------------------------------------------------------------------------------------------------
     Cash, December 31, 1999                                        10,223           $  10,223
====================================================================================================

Supplemental Non Cash Investing and Financing Activities:
     Acquisition of computer equipment for a note                $   2,946           $   2,946

Supplemental Information:
     Interest paid                                               $       -           $       -
     Taxes paid                                                  $     800           $     800


                             See Accompanying Notes to Financial Statements

                                                    F-5

                          InterSpace ENTERPRISES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                December 31,1999

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


ORGANIZATION
InterSpace Enterprises, Inc. (the "Company") was originally incorporated in the State of Nevada on June 30, 1998. The Company reincorporated as a Delaware Corporation on November 17, 1999. The Company plans to develop a website "PlanetLotto.com", incorporating a global lottery combined with an interactive half-hour game show. International viewers will have the potential of winning prizes and will be able to watch a weekly game show tailored to meet the needs of diverse international participants. Guests may enter any weekly jackpot by purchasing a $2.00 (US) entry and selecting their lucky numbers. Guests may also purchase PlanetLotto.com merchandise online. All transactions will be secured through an established online credit card transaction company. All ticket purchases will be confirmed via e-mail.


DEVELOPMENT STAGE OPERATIONS
Since inception, June 30, 1998, the Company has devoted significantly all of its efforts to development of a web site, obtaining capital resources and obtaining lottery licenses.

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS
Cash equivalents include cash on hand and in banks.

ACCOUNTING METHOD
The Company uses the accrual method of accounting, which recognizes income as it is earned and expenses as they are incurred.

EQUIPMENT AND DEPRECIATION
Property and equipment are carried at historical cost. Depreciation is computed using the straight-line method over the useful life of the asset. Asset lives are five years for equipment and software. Total depreciation from June 30,1998, date of inception, through December 31, 1999 was $1,968, which represents $1,660 for the current calendar year and approximately $308 for the period of inception through December 31, 1998. The Company uses the modified accelerated cost recovery method for income tax purposes.

                          InterSpace ENTERPRISES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1999

INCOME TAXES
Income taxes are calculated using the liability method specified by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Deferred income taxes reflect the net tax effects of temporary differences between the financial statement carrying amounts and tax rates in effect in the years in which the differences are expected to reverse. The Company has a net operating loss ("NOL") as of December 31,1999 of approximately $700,000 for federal purposes and $350,000 for State tax purposes. This NOL will be gin to expire in the year 2013 if not previously utilized.

ACCOUNTING FOR STOCK-BASED COMPENSATION
Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" (SFAS No. 123) prescribes a fair value method at accounting for stock based compensation plans and for transactions in which stock options or other equity instruments are exchanged for goods or services. The Company adopted this accounting standard at inception. Accordingly, the fair value of the equity instruments issued is used to account for the payment of services rendered. Also, in accordance with SFAS No. 123, the Company has footnote disclosure with respect to stock-based non-employee compensation. The cost of stock based compensation is measured at the grant date on the value of the award and recognizes this cost over the service period. The value of the stock-based award is determined using a pricing model whereby compensation cost is the excess of the fair market valued of the stock as determined by the model at grant date or other measurement date over the amount an employee must pay to acquire the stock.

NOTE B - RESCISSION OF LAND PURCHASE CONTRACT

During 1998 the Company had a land purchase contract with NetRom, Inc., ("NetRom"). The Company previously issued 1,000,000 shares of preferred stock, to NetRom, in exchange for the rights to acquire 35 acres of land which NetRom was awaiting transfer of title. The land, known as Hills of Bajamar is located near Ensenada, Mexico. The original value of the land was determined to be $2,359,700. This contract was rescinded on November 2, 1999 by action of the Board of Directors. The preferred shares have now been cancelled and there are no preferred shares outstanding.

NOTE D - INCOME TAXES

Income tax expense of $800 represents the minimum California franchise tax for the year ended December 31,1999. The deferred income taxes consisted of the following as of December 31,1999 and 1998.

                          InterSpace ENTERPRISES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                December 31,1999

NOTE D - INCOME TAXES-CONTINUED

                                                        1999              1998
   Deferred tax asset:
         NOL                                         $106,200         $68,700
-------------------------------------------------------------------------------
         Total deferred tax asset                     106,200          68,700
         Less: Valuation allowance                   (106,200)        (68,700)
-------------------------------------------------------------------------------
                           Net                     $        -        $      -
                       ========================================================


Deterred tax assets relates to the Company's net operating loss for the years ended December 31,1999 and 1998. A valuation allowance has been provided against this deterred tax asset as it more likely than not that the deferred tax asset will not be realized.

NOTE E - PREFERRED STOCK

The Company has authorized 5,000,000 shares of $0.01 par value preferred stock. As of December 31, 1999 no shares were issued and outstanding 1,000,000 shares were issued and outstanding as of December 31, 1998. However, in November 1999 the transaction was rescinded, see Note B.

NOTE F - COMMON STOCK

The Company has authorized 20,000,000 shares of $0.01 par value common stock. On December 31,1999 there were 4,000,200 shares issued and outstanding. During the year, the Company sold 183,2OO shares totaling $220;490 and 242,000 shares for service valued at $156,000. In addition, 25,000 shares previously issued in 1998 were cancelled by the Company during 1999.

NOTE G - NON-MONETARY TRANSACTIONS

The Company initiated a policy, whereby a fifteen-percent commission is paid for referrals of investors in the Company's stock. During 1999 the Company paid $33,260 for referrals.

                          InterSpace ENTERPRISES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1999

NOTE H - RELATED PARTY TRANSACTIONS

The Company currently has assumed a liability from an officer of the Company for approximately $2,900. The Officer used his personal credit to acquire certain computer equipment on a revolving credit basis. The loan is unsecured and bears 18% interest annually.

The following table represents the annual principal payments due on the revolving credit over the next five years:

                               YEAR                      AMOUNT
                               2000                      $     719
                               2001                      $     860
                               2002                      $   1,010
                               2003                      $     311
                               2004                      $      -0-

NOTE I - STOCK OPTIONS

Information relating to stock options at December 31, 1999 is as follows:

                          EXERCISE         NUMBER OF
                          PRICE            SHARES               EXPIRATION
                          ----------    ----------------         -------------
Employees                 $0.25                1,225,000         August, 2003
Consultants               $2.50                  100,000         April, 2000

All stock options issued to employees have an exercise price not less than the fair market value of the Company's stock on the date of grant, and in accordance with accounting for such options utilizing the intrinsic value method there is no related compensation expense.

All of the above options were exercised subsequent to year end as part of negotiations for additional funding (See Note J)

NOTE J -  SUBSEQUENT EVENTS

Subsequent to year end, the Company granted 750,000 common share options to various officers under its Incentive Option Plan. The plan allows for options to be granted at an exercise price not less than the fair market value on the date of grant.

                           InterSpace ENTERPRISES, INC

                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 1999



NOTE J - SUBSEQUENT EVENTS --CONTINUED

In March 2000, the Company entered into significant negotiations with a New York-based investment group. The Company is currently in the process of finalizing an agreement to secure additional funding and create a public market for its common stock.

As part of negotiations to secure additional funding, all outstanding options were exercised. In accordance with the terms of the option plan, the Company agreed to accept promissory notes for payment of the exercise price.

NOTE K - GOING CONCERN

At December 31, 1999 the Company had a significant working capital deficit. Additionally, the Company has recurring losses from operations, and negative stockholders* equity. These factors raise doubt about the Company continuing as a going concern.

Management continues to seek capital via the sale of common stock. The Company is also discussing financing alternatives with a New York based investment group. There can be no assurance that the Company will be successful in its efforts to raise adequate capital. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                          INTERSPACE ENTERPRISES, INC.
                         (A Development Stage Company)

                 Consolidated Financial Statements (Unaudited)

                   For the Three Months Ended March 31, 2000


                         INTERSPACE ENTERPRISES, INC.
                         (A Development Stage Company)
                           Balance Sheet (Unaudited)
                              As of March 31, 2000
Current Assets

Cash                                                                     $       131,808

-----------------------------------------------------------------------------------------
   Total current assets                                                          131,808


Fixed Assets

Computer and office equipment                                                      9,299
Accumulated depreciation                                                          (2,460)

-----------------------------------------------------------------------------------------
  Total fixed assets                                                               6,839

-----------------------------------------------------------------------------------------
     TOTAL ASSETS                                                        $       138,647
=========================================================================================


                         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities

Accounts payable                                                         $       170,992
Accrued payroll liabilities                                                      130,505
Accrued liabilities                                                                  800
Note Payable                                                                      16,000
Current portion long term liabilities                                                706

-----------------------------------------------------------------------------------------
  Total current liabilities                                                      319,003

Long Term Liabilities                                                              2,080

Common stock, $.01 par value, 20,000,000 shares
  authorized, 7,340,200 shares issued and outstanding                             73,402
Accounts receivable subscribed                                                (1,231,250)
Additional paid in capital                                                     2,272,588
Accumulated deficit - during development stage                                (1,297,176)

-----------------------------------------------------------------------------------------
  Total stockholders' equity                                                    (182,436)

-----------------------------------------------------------------------------------------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $       138,647
=========================================================================================

                                      F-12


                          INTERSPACE ENTERPRISES, INC.
                          (A Development Stage Company)
                       Statement of Operations (Unaudited)
                    For the Three Months Ended March 31, 2000


REVENUES

Sales                                                          $              -
--------------------------------------------------------------------------------
   Total Revenue                                                              -

ADMINISTRATIVE AND SELLING EXPENSES

Consulting                                                              126,000
Depreciation and amortization                                               492
Legal and professional                                                   35,357
License fees                                                            333,000
Marketing and promotion                                                  11,306
Office expense                                                            6,368
Other administrative expenses                                            16,275
Rent                                                                        834
Salaries                                                                 84,799
--------------------------------------------------------------------------------
   Total                                                                614,431

--------------------------------------------------------------------------------
     Net loss                                                  $       (614,431)
================================================================================

                          INTERSPACE ENTERPRISES, INC.
                          (A Development Stage Company)
            Statement of Changes in Stockholders' Equity (Unaudited)
                   For the Three Months Ended March 31, 2000

                             Preferred Stock        Common Stock       Additional Paid    Accounts Rec      Accumulated
          Description       Shares     Dollars  Shares       Dollars     in Capital       Subscribed         Deficit        Total
------------------------------------------------------------------------------------------------------------------------------------
Balance December 31, 1999     -           -     4,672,200     $ 46,722     $ 402,518         $ (5,000)     $ (682,745)  $ (238,505)

Shares issued for cash                          2,199,000     $ 21,990    $1,405,760     $ (1,226,250)                   $ 201,500

Shares issued for services                        469,000      $ 4,690     $ 464,310                                     $ 469,000

Net loss                                                                                                   $ (614,431)  $ (614,431)
------------------------------------------------------------------------------------------------------------------------------------
Balance March 31, 2000        -           -     7,340,200       73,402     2,272,588       (1,231,250)     (1,297,176)    (182,436)
====================================================================================================================================





                                      F-14